CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees and Shareholder of First Trust Dow Jones Select MicroCap Indexsm Fund:

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-125751 of First Trust Dow Jones Select MicroCap Indexsm Fund on Form N-1A of our report dated September 26, 2005, appearing in the Statement of Additional Information, which is a part of such Registration Statement. We also consent to the reference to us under the caption "Miscellaneous Information" in the Statement of Additional Information.


DELOITTE & TOUCHE LLP
Chicago, Illinois

September 23, 2005